Cardax Announces Launch of ZanthoSyn™ in Hawaii GNC Stores

Marketing and Distribution Program Builds on Positive Response from Physicians

January 25, 2017 8:00 AM Eastern Standard Time

HONOLULU—(BUSINESS WIRE)—Cardax, Inc. (“Cardax”) (OTCQB:CDXI) announced today that ZanthoSyn, Cardax’s safe anti-inflammatory supplement for general health,* is being rolled out to all 29 GNC stores in Hawaii, where Cardax is headquartered. GNC Holdings, Inc. (“GNC”) (NYSE:GNC), is a leading global specialty health, wellness, and performance retailer.

The marketing and distribution program leverages Cardax’s successful ZanthoSyn physician education program and GNC’s knowledgeable sales and marketing staff—with the goal of building ZanthoSyn brand awareness and positive consumer experience. Once the program is established in Hawaii, Cardax plans to expand to the US mainland.

“We see the convergence of the health and wellness arena with sound science as the future of healthcare,” said Cardax CEO, David G. Watumull. “GNC’s commitment to science based, physician friendly consumer health products, its broad retail reach, and its knowledgeable sales staff make GNC an ideal retail partner for us,” he added.

Said George Bickerstaff, Cardax Chairman of the Board, “Today’s announcement concerning GNC demonstrates our continuing progress in the execution our strategy to develop products and build partnerships that serve our customers and communities.”

Since launching ZanthoSyn in August 2016, Cardax has met with more than eighty physicians and other healthcare professionals in Hawaii. Combined, these physicians treat more than 100,000 patients, many of whom have inflammatory health issues. Feedback has been encouraging, with physician acceptance converting into purchases through the ZanthoSyn website. The GNC retail channel will offer patients another fulfillment choice.

The negative impact of chronic inflammation on optimal health has been well established scientifically. ZanthoSyn contains astaxanthin, a clinically studied ingredient with safe anti-inflammatory activity supportive of general health.*

About Cardax

Cardax devotes substantially all of its efforts to developing and commercializing safe anti-inflammatory dietary supplements and drugs. Cardax is initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory without the side effects of currently marketed anti-inflammatories. The safety and efficacy of Cardax’s products have not been directly evaluated in clinical trials or confirmed by the FDA.

About ZanthoSyn

ZanthoSyn is an astaxanthin dietary supplement distributed by Cardax and recommended by physicians. ZanthoSyn features synthetic astaxanthin in high purity with superior absorption. Astaxanthin is a clinically studied ingredient with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, and liver health.*

Media and Investors

Janice Kam

1-808-457-1400

press@cardaxpharma.com

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

* These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.